UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 18, 2010

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

As previously reported in our Form 10-K for the fiscal year ended December 31, 2009, we may be subject to governmental investigations or other legal actions in connection with our former post-transaction sales practices.  We have received subpoenas from the Attorney General for the State of Kansas and the Attorney General for the State of Maryland relating to FTD.com, Inc. (“FTD”) and Classmates Online, Inc. (“CMO”), respectively.  FTD and CMO are subsidiaries of United Online, Inc. (the “Company”).  The subpoenas were issued on behalf of a Multistate Work Group that consists of the Attorneys General for the following states: Delaware, Florida, Idaho, Illinois, Kansas, Maine, Maryland, Michigan, New Mexico, New Jersey, North Dakota, Ohio, Oregon, Pennsylvania, Texas and Vermont.  Based on the subpoenas, the Company believes the primary focus of the inquiries concerns certain post-transaction sales practices in which FTD and CMO previously engaged with certain third-party vendors.  We are cooperating with such Attorneys General but we cannot predict the outcome of such inquiries.  These inquiries are at their early stages and there is no assurance that the outcome of such inquiries will not result in a material financial impact on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2010	UNITED ONLINE, INC.
/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief Financial Officer